UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934.

Date of Report (date of earliest event reported) . .  . . . .  September 8, 1999

                      First National Bankshares Corporation
             (Exact name of registrant as specified in its charter)

 West Virginia               33-14252                                 62-1306172
 (State or other juris-      (Commission File No.)          (IRS Employer Ident-
 diction of corporation)                                         ification No.)

One Cedar Street
Ronceverte, West Virginia                                                24970
(Address of principal executive offices)                             (Zip code)

Registrant's telephone number, including area code               (304) 647-4500
                                                                 --------------


                                 Not Applicable
                (Former name or former address, if changes since last report)












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Item 5.  Other Events

         At a special meeting held on September 8, 1999, the shareholders of First National Bankshares Corporation ("First National") voted to amend First National's Articles of Incorporation, whereby the number of authorized shares were increased to Ten Million (10,000,000) shares, changing the par value to $1.00 per share, and effecting a 5 for 1 stock split for shareholders of record as of September 8, 1999. A total of 121,332 shares, or 63% of outstanding shares, were voted, with 120,087 represented by proxy and 1,245 represented in person. A summary of the shares voted follows:

                           FOR                                119,932
                           AGAINST                              1,345
                           ABSTAINED                               55

No other business was transacted at the special meeting.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           First National Bankshares Corporation



September 9, 1999                                         By /S/ L. Thomas Bulla
     (Date)                                                     L. Thomas Bulla
                                                   President and Chief Executive
                                                                         Officer


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